EXHIBIT 24

POWER OF ATTORNEY APPOINTING

MIKHAEL NASSIF AND R. BRYAN RIGGSBEE

Power of Attorney

Each of the undersigned, in his/her capacity as a director, officer, or both, of Neogen Corporation, appoints Mikhael Nassif and R. Bryan Riggsbee, or either of them, to be his/her true and lawful attorney to execute in his/her name, place and stead, an Annual Report on Form 10-K for the year ended May 31, 2026 and any or all amendments to such Annual Report on Form 10-K and to file the same with any exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission. Mikhael Nassif and R. Bryan Riggsbee shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any capacity, every act required or necessary to be done as fully as each of the undersigned might or could do in person.

Signature	Title	Date

/s/ Mikhael Nassif	President & Chief Executive Officer	July 30, 2026
Mikhael Nassif	(Principal Executive Officer)

/s/ R. Bryan Riggsbee	Chief Financial Officer	July 30, 2026
R. Bryan Riggsbee	(Principal Financial Officer)

/s/ John P. Moylan	Chief Accounting Officer	July 30, 2026
John P. Moylan	(Principal Accounting Officer)

/s/ James C. Borel	Chairman of the Board of Directors	July 30, 2026
James C. Borel

/s/ Thierry Bernard	Director	July 30, 2026
Thierry Bernard

/s/ Jeffrey D. Capello	Director	July 30, 2026
Jeffrey D. Capello

/s/ Ronald D. Green, Ph.D.	Director	July 30, 2026
Ronald D. Green, Ph.D.

/s/ Aashima Gupta	Director	July 30, 2026
Aashima Gupta

/s/ Avi Pelossof	Director	July 30, 2026
Avi Pelossof

/s/ Raphael A. Rodriguez	Director	July 30, 2026
Raphael A. Rodriguez

/s/ Andrea F. Wainer	Director	July 30, 2026
Andrea F. Wainer

/s/ Catherine E. Woteki, Ph.D.	Director	July 30, 2026
Catherine E. Woteki, Ph.D.